Exhibit 23.2

CONSENT OF INDEPENDENT ACCOUNTANTS

We hereby consent to the incorporation by reference in the Registration Statements on Form S-8 (Nos. 333-103390, 333-84024, 333-75047, 333-48989, 333-35034 and 333-24105) and Post-Effective Amendment No. 1 to Form S-4 Registration Statement on Form S-8 Registration Statement (No. 333-102014) of MAPICS, Inc. of our report dated September 30, 2002, except as to Note 3 and Note 20 for which the date is December 2, 2002 and Note 4 for which the date is December 5, 2003, relating to the financial statements of Frontstep, Inc. which appear in this Current Report on Form 8-K/A.

As discussed in Note 1 to the consolidated financial statements, the Company adopted the provisions of Statement of Financial Accounting Standards (“SFAS”) 141, “Business Combinations” and SFAS No. 142, “Goodwill and Other Intangible Assets.”

As discussed in Note 3 and Note 4 to the consolidated financial statements, the Company has restated its financial statements.

KPMG LLP

Columbus, Ohio
December 11, 2003